           As Filed with the Securities and Exchange Commission on June 21, 2001


                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                 ____________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                CARESIDE, INC.
            (Exact Name of Registrant as Specified in its Charter)

                      DELAWARE                         23-2863507
            (State or Other Jurisdiction            (I.R.S. Employer
         of Incorporation or Organization)       Identification Number)

                             6100 Bristol Parkway
                             Culver City, CA 90230
                   (Address of principal executive offices)

                        1998 DIRECTOR STOCK OPTION PLAN
                           (Full title of the plans)

                    James R. Koch, Chief Financial Officer
                             6100 Bristol Parkway
                             Culver City, CA 90230
                    (Name and address of agent for service)

                                (310) 338-6767
         (Telephone number, including area code, of agent for service)

                                With Copies to:
                            Barry M. Abelson, Esq.
                            Julia D. Corelli, Esq.
                              Pepper Hamilton LLP
                             3000 Two Logan Square
                            Philadelphia, PA 19103
                                (215) 981-4000

                                 ____________

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
        Title of                                   Proposed Maximum        Proposed Maximum
     Securities to            Amount to Be          Offering Price        Aggregate Offering         Amount of
     Be Registered           Registered (1)          Per Share (3)             Price (3)         Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value        190,000(2)                $2.37                 $450,300               $112.58
$.01 per share
====================================================================================================================

          (1) Pursuant to Rule 416(b), there shall also be deemed covered hereby such additional securities as may result from anti-dilution adjustments under the 1998 Director Stock Option Plan (the "Plan").
          (2)  May be issued in the future under the Plan.
          (3) Pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices per share of the Registrant's Common Stock on the American Stock Exchange on June 18, 2001.

                               EXPLANATORY NOTE

               Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register 190,000 additional shares of common stock, par value $.01 per share (the "Common Stock"), of Careside, Inc. (the "Company"), with respect to the currently effective Registration Statement on Form S-8 of the Company relating to a certain employee benefit plan of the Company.

               The contents of the Registration Statement on Form S-8 as filed December 16, 1999, Registration No. 333-92923, as the same may be hereafter amended, are incorporated by reference into this registration statement.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.             Exhibits.

Exhibit No.         Description
-----------         -----------

4.1                 1998 Director Stock Option Plan, as amended to date.

5.1                 Opinion of Pepper Hamilton LLP.

23.1                Consent of Arthur Andersen LLP.

23.2                Consent of Pepper Hamilton LLP (included in Exhibit 5.1).

24.1                Power of Attorney (see Signature Pages).

                                  SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Culver City, California on June 21, 2001.

                                   CARESIDE, INC.



                                   By: /s/ James R. Koch
                                       ____________________________________
                                       James R. Koch
                                       Executive Vice President, Chief Finance
                                       Financial Officer and Treasurer




                               POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James R. Koch and W. Vickery Stoughton, and each or any of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                         Title                        Date
        ---------                         -----                        ----
/s/ W. Vickery Stoughton         Chairman of the Board of          June 21, 2001
___________________________     Directors, Chief Executive
W. Vickery Stoughton               Officer and Director
                              (principal executive officer)

/s/ James R. Koch              Chief Financial Officer             June 21, 2001
__________________________    Treasurer, Executive Vice
James R. Koch                        President
                              (principal financial and
                                 accounting officer)

/s/ Anthony P. Brenner                                             June 21, 2001
__________________________            Director
Anthony P. Brenner


/s/ William F. Flatley                Director                     June 21, 2001
__________________________
William F. Flatley


/s/ Kenneth N. Kermes                 Director                     June 21, 2001
__________________________
Kenneth N. Kermes


/s/ C. Alan MacDonald                 Director                     June 21, 2001
__________________________
C. Alan MacDonald

/s/ Diana J. Mackie
__________________________            Director                     June 21, 2001
Diana J. Mackie

EXHIBIT INDEX

Exhibit No.         Description
-----------         -----------

4.1                 1998 Director Stock Option Plan, as amended to date.

5.1                 Opinion of Pepper Hamilton LLP.

23.1                Consent of Arthur Andersen LLP.

23.2                Consent of Pepper Hamilton LLP (included in Exhibit 5.1).

24.1                Power of Attorney (see Signature Pages).